Exhibit 99.1

Calumet Specialty Products Partners, L.P. Announces Pricing of $325 Million Private Placement of 9.75% Senior Notes due 2028

INDIANAPOLIS, June 12, 2023/PRNewswire/ — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership” or “Calumet”) and its wholly-owned subsidiary Calumet Finance Corp. announced today the pricing of their private placement (the “Offering”) under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), of $325 million in aggregate principal amount of 9.75% Senior Notes due 2028 (the “Notes”). The Notes mature on July 15, 2028 and will be issued at par. The Offering is expected to close on June 27, 2023, subject to customary closing conditions.

Calumet intends to use the net proceeds from the Offering to fund the Partnership’s offers to purchase (the “Tender Offers”) any and all of the outstanding $200 million in aggregate principal amount of the 9.25% Senior Secured First Lien Notes due 2024 (the “2024 Secured Notes”) and up to $100 million in aggregate principal amount of the outstanding 11.00% Senior Notes due 2025 (together with the 2024 Secured Notes, the “Existing Notes”) and to pay related premiums and expenses, with the remaining net proceeds to be used for general partnership purposes, including debt repayment. Following the consummation or termination of the Tender Offer to purchase the 2024 Secured Notes and assuming completion of the Offering, on or after July 15, 2023, Calumet intends to redeem any amount of 2024 Secured Notes that remain outstanding at par, plus accrued and unpaid interest to, but not including, the redemption date (the “Redemption”).

The securities to be sold will not be, and have not been, registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Calumet plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

This announcement does not constitute an offer to purchase with respect to the Existing Notes or a notice of redemption with respect to the 2024 Secured Notes. The Offering is not conditioned on the consummation of the Tender Offers. The Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the offer to purchase related to the Tender Offers, including the consummation of the Offering.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. manufactures, formulates and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the Offering, the use of proceeds therefrom, the Tender Offers and the Redemption. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE Calumet Specialty Products Partners, L.P.

For further information: Brad McMurray, Director Investor Relations, 317-957-5378; Media Oakes, Director Corporate Communications, 317-957-5319

2